EXHIBIT 99



                       THERMO TERRATECH ANNOUNCES INTENT

                         TO SELL CONVERTIBLE DEBENTURES



        WALTHAM, Mass., April 16, 1996 -- Thermo TerraTech Inc. (ASE-TTT)

        announced today its intent to issue approximately $100 million in subordinated convertible debentures, which will reach maturity in

        2003, and will be guaranteed by Thermo Electron Corporation on a subordinated basis. The debentures have not been registered under the Securities Act of 1933 and may not be offered or sold in the

        United States or to U.S. persons absent registration or an applicable exemption from the registration requirements of the

        Act.

             Thermo TerraTech intends to use the net proceeds from the

        sale of the debentures to retire $50 million of debt to its parent company, Thermo Electron, and the remaining balance for working capital and other general corporate purposes, including the acquisition of businesses whose services or products

        complement or augment those offered by the company.



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